Exhibit  1.2.

                 REGULATION S SECURITIES SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION "S" ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), SECURITIES MAY NOT OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER APPLICABLE STATE
SECURITIES  LAWS,  OR  SUCH  OFFERS,  SALES  AND  TRANSFERS ARE MADE PURSUANT TO
AVAILABLE EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THOSE LAWS.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE AN UNLAWFUL INVESTMENT. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Regulation S Securities Subscription Agreement (the "Agreement" or the "Subscription Agreement") is executed by the undersigned, Bentley House Furniture Company, a Philippine corporation, with offices at 502 Midland Mansion, Antonio Arnaiz Ave, Makati City MM, Philippines, and its affiliates ("the subscriber"), herein represented by its Chief Executive Officer Jonathon Bentley-Stevens, in connection with a payment due to the Subscriber for the sale of real property, manufacturing facility, machinery and all improvements, goods and chattels, to (the "Company"). The Company has an obligation to the Subscriber in the amount of $6,000,000 in respect of the sale. Under the terms of the Agreement, payment may be made with common stock, $.001 par value per share, of the Company ("Shares"). The solicitation of this Subscription and, if accepted by the Company, the sale of common shares, are being made in reliance upon the provisions of Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933, as amended (the "Act"). The shares issuable are sometimes referred to herein as the "Securities." The Subscriber wishes to subscribe for the amount of common shares set forth in Section 1 in accordance with the terms and conditions of this agreement. It is agreed as follows:


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1.   Offer  to  Subscribe;  Purchase  Price

The Subscriber hereby offers to purchase and subscribe for 1,000,000 shares of common stock of the Company ("Shares"), representing a total purchase price of $6,000,000, in accordance with the terms and conditions set forth in the "Deed of Absolute Sale" attached hereto as EXHIBIT 'C'. The Closing shall be deemed to occur when this Agreement has been executed by both the Subscriber and the Company (the "Closing").

2. Representations; Access to Information; Independent Information; Independent Investigation

The Subscriber represents and warrants to and covenants with the Company, on its own behalf and on behalf of each person or entity for which the Subscriber is acting as a fiduciary, follows:

2.1     Offshore  Transaction.  The  Subscriber  represents  and warrants to the
        ---------------------
Company that (i) neither the Subscriber nor any investors on whose behalf the Subscriber may purchase and hold Shares (the "Investors") is a "U.S. person" as that term is defined in Rule 902(k) of Regulation S (a copy of which definition is attached as Exhibit A), and neither the Subscriber nor any Investor is an entity organized or incorporated under the laws of any foreign jurisdiction by any "U.S person" principally for the purpose of investing in securities not registered under the Act, unless the Subscriber is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts ("Institutional Investors"), and all owners of interests in such entity who are "U.S. persons" are Institutional Investors, and not natural persons, estates or trusts; (ii) the Shares were not offered to the Subscriber or to any Investor in the United States and at the time of execution of this Subscription Agreement and of any offer to the Subscriber or to the Investors to purchase the Shares hereunder, the Subscriber and each such Investor was physically outside the United States; (iii) the Subscriber is purchasing the Securities for its own account and not on behalf of or for the benefit of any "U.S. person" and the sale and resale of the Securities have not been prearranged with any buyer in the United States; (iv) the Subscriber and to the best knowledge of the Subscriber each distributor, if any, participating in the offering of the Securities, has agreed and the Subscriber hereby agrees that all offers and sales of the Securities prior to the expiration of a period commencing on the Closing and ending one (1) year later (the "Distribution Compliance Period") shall not be made to "U.S. persons" or for the account or benefit of "U.S.
persons" and shall otherwise be made in compliance with the provisions of Regulation S. Subscriber has not been engaged or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to this transaction.

2.2     Independent Investigation.  The Subscriber, in offering to subscribe for
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the  Securities  hereunder, has relied upon an independent investigation made by it and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. The Subscriber will keep confidential all non-public information regarding the Company that the Subscriber receives from the Company. In making its decision to accept the Shares as payment in full for the assets described in the "Deed of Absolute Sale" attached hereto as EXHIBIT 'C', the Subscriber is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, public filings of the Company or in a document executed by a duly authorized representative of the

Company making reference to this Agreement. The Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. The Subscriber is a sophisticated investor as defined in Rule 506(b)(2)(ii) of Regulation D, and an "Accredited Investor" as defined in Rule 501 of Regulation D, a copy of which definition is attached hereto as Exhibit B.

2.3     Economic  Risk.  The  Subscriber  understands  and  acknowledges that in
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accepting the Shares as payment in full for the assets described in the "Deed of
Absolute Sale" attached hereto as EXHIBIT 'C' ("Payment") this transaction involves a high degree of risk, including a possible total loss of the present and or future value of the Shares. The Subscriber represents that the Subscriber is able to bear the economic risk of accepting the Shares as Payment. In making this statement the Subscriber hereby represents and warrants that the Subscriber has adequate means of providing for the Subscriber's current needs and contingencies; the Subscriber is able to afford to hold the Shares for an indefinite period and the Subscriber further represents that the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of accepting the Shares as Payment. Further, the Subscriber represents that the Subscriber is able to bear the economic risks of accepting the Shares as Payment; the Subscriber has no present need for liquidity in such Shares; the Subscriber can afford a complete loss of the value of the Shares; and the Subscriber is willing to accept such inherent risks in accepting the Shares as Payment.

2.4     No  Government  Recommendation  or Approval.  The Subscriber understands
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that  no  United  States  federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Shares.

2.5     No  Directed  Selling  Efforts  in  Regard  to  this  Transaction.  The
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Subscriber  has  not, and to the best of the Subscriber's knowledge, neither the
Company nor any distributor, if any, participating in the offering of the Securities nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of Shares.

2.6     Reliance  on Representation.  This Agreement is made by the Company with
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the  Subscriber in reliance upon such Subscriber's representations and covenants made in this Section 2, which by his execution of this Agreement the Subscriber hereby confirms. If the Subscriber includes or consists of more than one person or entity, the obligations of the Subscriber shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their respective heirs, executors, administrators, successors and assigns.

2.7     No  Registration.  Subscriber  understands that the Shares issuable have
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not  been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of Subscriber contained herein.

2.8     No  Public  Solicitation.  Subscriber knows of no public solicitation or
        ------------------------
advertisement of an offer in connection with the proposed issuance and sale of the Common Shares.

2.9     Investment  Intent.  Subscriber is acquiring the Shares to be issued and
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sold  hereunder  for the Subscriber's own account (or for beneficiaries accounts over which the Subscriber has investment discretion but no discretionary voting or dispositive authority). Subscriber and each other party acquiring the Shares issuable pursuant to this Agreement are acquiring such securities for investment and not with a view to the distribution thereof. Subscriber understands that Subscriber must bear the economic risk of this investment indefinitely unless such Shares are registered pursuant to the Act, or an exemption from such registration is available, and that the Company has no present intention of registering any such sale of the Shares. Subscriber represents and warrants to the Company that it has no plan or intention of selling the Shares in the United States, has made no predetermined arrangements to sell the Shares and that the offering by the Subscriber to accept the Company's securities as Payment, as contemplated in this Agreement, together with any subsequent resale of the Shares, is not part of a plan or scheme to evade the registration provisions of the Act. Subscriber currently has no short position in the Shares, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating or substantially diminishing the risk of ownership of the Shares, nor has engaged in any hedging transaction with respect to the Shares. Subscriber covenants that neither Subscriber nor its affiliates nor any person acting on its or their behalf has the intention of entering, has entered or will enter during the Distribution Compliance Period, into any put option, short position or any hedging transaction or other similar instrument or position with respect to the Shares or securities of the same class as the Shares and neither Subscriber nor any of its affiliates nor any person acting on its or their behalf will use at any time Shares acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position during the Distribution Compliance Period and for one (1) year thereafter.

2.10     No  Sale  in  Violation  of the Act.  Subscriber further covenants that
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Subscriber  will  not make any sale, transfer or other disposition of the Shares in violation of the Act (including Regulation S), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

2.11     Incorporation  and  Authority.  Subscriber  has  the  full  power  and
         -----------------------------
authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. This Agreement has been duly approved by all necessary action of Subscriber, including any necessary shareholder approval, has been executed by persons duly authorized by Subscriber, and constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms.

2.12     No  Reliance  on  Tax Advice.  Subscriber has reviewed with his, her or
         ----------------------------
its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, including, but not limited to, any and all taxes, fees, liens, encumbrances and other costs associated with the transfer to the Company of the assets in accordance with the terms and conditions of the "Deed of Absolute Sale" attached hereto as EXHIBIT 'C'.

2.13     Independent  Legal Advice.  Subscriber acknowledges that Subscriber has
         -------------------------
had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or her own legal counsel. Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties and covenants set forth herein.

2.14     Compliance.  If  Subscriber  becomes  subject  to  Section 13(d) of the
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Exchange  Act,  Subscriber  will  duly file the required Schedule(s) thereunder.

2.15     Not  an  Affiliate.  Subscriber  is  not  an  officer,  director  or
         ------------------
"affiliate"  (as  that  term  is defined in Rule 405 of the SEC) of the Company.
         -

2.16     No  Pledges.  Subscriber  has  not pledged the Securities, and will not
         -----------
pledge the Securities during the Distribution Compliance Period, as collateral in a margin account or otherwise with a "U.S. Person."

2.17     No  Inquiries.  Subscriber  has  not  been  the subject of a regulatory
         -------------
inquiry  by  the  Commission.

2.18     Warranties  of  Other  Parties.  If Subscriber is purchasing the Shares
         ------------------------------
for  the  accounts  of parties other than Subscriber (as contemplated by Section
2.9 above), Subscriber has full power and authority to make the representations, warranties and agreements made pursuant to this Agreement on behalf of the owners of such accounts, and agrees that each representation, warranty and agreement made by Subscriber herein is also made by and on behalf of each owner of each such account.

3.   Resales

Subscriber acknowledges and agrees that the Securities may and will only be resold (a) in compliance with Regulation S; (b) pursuant to a Registration Statement under the Act; or (c) pursuant to an exemption from registration under the Act.

4.   Legends,  Subsequent  Transfer  of  Securities

4.1     Legends.  The  certificate(s)  representing the Common Shares shall bear
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the  legend  set forth below and any other legend, if such legend or legends are reasonably required by the Company to comply with state, federal or foreign law. Assuming that there are no changes in the material facts set forth in Section 2 of this Agreement or applicable law from the date hereof, the certificate representing the Shares after the Distribution Compliance Period shall have language that signifies the Shares become eligible for resale in accordance with Rule 144. The legend upon issuance shall read as follows:

"The Common Shares of Dstage.com, Inc. (the "Issuer") represented by this certificate have been issued pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These shares may not be offered or sold within the United States or to or for the account of a "U.S. person" (as that term is defined in Regulation S) during the period commencing on the date of sale of these shares and ending one year later. Subsequent to the Distribution Compliance Period, these shares may not be offered or sold unless such offer or sale is registered or exempt from registration under the Act."

4.2     Transfers.  Subject  to receipt of a legal opinion from legal counsel to
        ---------
the Company, the Company agrees, and shall instruct its agents, that the Securities may be transferred to any person or entity who is not an affiliate of the Company if such transfer occurs after the Distribution Compliance Period, without (a) any further restriction on transfer (provided the transfer is made in compliance with the Act) or (b) the entry of a "stop transfer" order against such Common Shares, and the Common Shares delivered to the transferee subsequent to the Distribution Compliance Period shall bear a legend reflecting the Shares are eligible for resale in accordance with Rule 144.

5.   Representations,  Warranties  and  Covenants  of  Company

The Company represents and warrants to and covenants with the Subscriber as follows:

5.1     Organizations  Good  Standing,  and  Qualification.  The  Company  is  a
        --------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company to its knowledge is not the subject of any pending or threatened administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission which have not been disclosed in the reports referred to in
Section  5.5  below.

5.2.     Corporate  Condition.  None  of  the Company's filings made pursuant to
         --------------------
the  Exchange  Act,  including,  but not limited to, those reports referenced in
Section 5.5 below, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's financial condition or business since the date of those reports which have not been disclosed to Subscriber in writing.

5.3     Authorization.  All  corporate  action  on  the part of the Company, its
        -------------
officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) of the Shares have been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

5.4     Valid  Issuance  of  the  Shares.  The  Shares,  when  issued,  sold and
        --------------------------------
delivered in accordance with the terms hereof for the consideration expressed herein, will have been issued in compliance with all applicable U.S. federal and state securities laws. The Shares when issued in accordance with the terms thereof, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based on the representations and warranties of Subscriber and any transferee of the Shares will be issued in compliance with all applicable U.S. federal and state securities laws.

5.5     Current  Public Information.  The Company represents and warrants to the
        ---------------------------
Subscriber that the Company is a "reporting Issuer" as defined in Regulation S and it has a class of securities registered under Section 12(g) of the Exchange Act and has filed all the materials required to be filed as reports pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required by law to file such material). The Subscriber has obtained copies of the Company's Form 10-KSB Annual Report for the year ended December 31, 2000 and Form 10-QSB for the fiscal quarter ended March 31, 2001. The Company undertakes to furnish the Subscriber with copies of such other information as may be reasonably requested by the Subscriber prior to consummation of this Offering.

5.6     No  Directed Selling Efforts in Regard to this Transaction.  The Company
        ----------------------------------------------------------
has not, and to the best of the Company's knowledge neither the Subscriber nor any distributor, if any, participating in the offering of the Securities nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of Shares. The Company represents and warrants that the Offering is not part of a plan or scheme to evade the registration provisions of the Act.

5.7     No  Conflicts.  The  execution  and  delivery  of this Agreement and the
        -------------
consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other material payment or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

5.8     Issuance of Securities.  The Company will issue one or more certificates
        ----------------------
in the name of Subscriber in such denominations to be specified by the Subscriber prior to closing. The Company warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Distribution Compliance Period, have been given to the transfer agent and also warrants that the Shares shall otherwise be available for resale in accordance with Rule 144 subsequent to the Distribution Compliance Period by Subscriber on the books and records of the Company subject to compliance with Federal and State securities laws. Nothing in this section shall affect in any way Subscriber's obligations and agreement to comply with all applicable securities laws upon future resale of the Shares.

5.9     No  Action.  The Company has not taken and will not take any action that
        ----------
will affect in any way the running of the Distribution Compliance Period or the ability of Subscriber to resell the Shares in accordance with Rule 144 and other applicable securities laws and the Agreement subsequent to the Distribution Compliance Period.

5.10     Compliance  with  Laws.  As  of  the  date  hereof,  the conduct of the
         ----------------------
business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the sale of the Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the Shares and Exchange Commission or any stock exchange or the NASD or any other regulatory authority.

5.11     Litigation.  Except  as  disclosed in the Company's Quarterly Report on
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Form  10-QSB,  there  is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company.

5.12     No  U.S.  Offering.  The  Company  represents  that, to the best of its
         ------------------
knowledge, it has not offered the issuance of Shares contemplated by this Agreement in the United States or to any "U.S. person."

5.13     Disclosures.  There is no fact known to the Company (other than general
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economic  conditions  known to the public generally) that has not been disclosed in writing to the Subscriber that (a) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (b) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Subscription Agreement.

5.14     Commissions.  No  commissions, fees or similar payments were payable by
         -----------
the  Company  in  respect  to  this  Agreement.

6.   Opinion  of  Counsel

Subscriber shall, upon receipt of the Shares, receive an opinion letter from counsel to the Company, to the effect that, based upon the representations and warranties of the Company and each Subscriber in the Offering, the offer and sale of the Shares to the Subscriber is exempt from the registration requirements of the Securities Act under Regulation S.

7.   Governing  Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

7.1 Subscriber and the Company each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this Section 7. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the

Superior Court for the County of Arapaho, State of Colorado, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Colorado or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 7.

7.2 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of Colorado in and for the County of Arapaho, to be conducted by means of a reference pursuant to the applicable sections of the Colorado Code of Civil Procedures. Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 7 hereof.

7.3 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company's business model, or the technical industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with Colorado law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Reston Superior Court in which all parties have appeared.

7.4 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with Colorado law.

8.   Entire  Agreement,  Amendment

This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.   Notices,  Etc.

Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

10.  Counterpart

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

11.  Severability

If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

12. Indemnification. The Subscriber and the Company mutually agree to indemnify and hold harmless each party and each of its affiliates, counsel, stockholders, directors, officers, employees and controlling persons, within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, for any violations of state or federal securities laws by either party or any of its officers, other employees, agents, affiliates, counsel, stockholders, directors, and controlling persons. The Subscriber shall save the Company harmless from and against and shall indemnify the other for any and all liabilities, losses, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of the Company or any of the Company's agents, employees, or other representatives in Company's entering into this Agreement as a result of any misrepresentation or misconduct by the Subscriber. In the event the Company is sued in any court for damages by reason of the Company's relationship with the Subscriber and as a result of any misrepresentation or misconduct by the Subscriber, the Subscriber shall defend that court action (or cause that court action to be defended), at the

Subscriber's sole expense and the Subscriber shall pay and discharge any judgment that may be rendered in any such court action. In the event the Subscriber fails or neglects to defend the Company in any such court action, the Company may defend such court action and any expenses, including attorney's fees, which the Company may pay or incur in defending any such court action and the amount of any judgment which the Company may be required to pay shall be reimbursed promptly by the Subscriber to the Company upon demand therefor by the Company.

13.  Title  and  Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Executed this 28th day of June 2001


Bentley  House Furniture Company, a          Dstage.com,  Inc.  a  Delaware
Philippine  corporation,  with               Corporation  with  offices  at 1600
offices  at  502  Midland  Mansion,          Broadway,  Suite  2400,  Denver,
Antonio Arnaiz Ave, Makati City MM,          Colorado  8020,
Philippines,


By:                                          By:
   -------------------------------              --------------------------------
    /s/Jonathon  Bentley-Stevens                  /s/Donald  J.  Marinari
       Jonathon  Bentley-Stevens                     Donald  J.  Marinari

                                    EXHIBIT A
                                    ---------

Definition  of  "U.S.  Person"

Pursuant to Rule 902 (k) of Regulation S, the terms "U.S. person" and "United States" are defined as follows:

U.S.  Person
------------

(1)  "U.S.  person"  means:

(i)  Any  natural  person  resident  in  the  United  States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)  Any  estate  of  which  any executor or administrator is a "U.S. person";

(iv) Any  trust  of  which  any  trustee  is  a  "U.S.  person";

(v)  Any  agency  or  branch  of  a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a "U.S. person" ;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized incorporated, or (if an individual) resident in the United States; and

(viii)Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a "U.S. person" principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended (the "Act") unless it is, organized or incorporated, and owned, by accredited investors (as defined in Rule 501
     (a)  of  the  Act)  who  are  not  natural  persons,  estates  or  trusts.

(2) Notwithstanding paragraph (o) (1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person".

(3) Notwithstanding paragraph (o)(d), any estate of which any professional fiduciary acting as executor or administrator is a "U.S. person" shall not be deemed a "U.S. person" if:

(i) An executor or administrator of the estate who is not a "U.S. person" has sole or shared investment discretion with respect to the assets of the estate; and

(ii) The  estate  is  governed  by  foreign  law.

(4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a "U.S. person" shall not be deemed a "U.S. person" if a trustee who is not a "U.S. person" has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a "U.S. person."

(5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a "U.S. person."

(6) Notwithstanding paragraph (o)(1), any agency or branch of a "U.S. person" located outside the United States shall not be deemed a "U.S. person" if:

(i)  The  agency  or  branch  operates  for  valid  business  reasons,  and

(ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons".

United  States
--------------

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                    EXHIBIT B
                                    ---------

Definition  of  "Accredited  Investor"

Pursuant to Rule 501 (a) of Regulation D, the term "Accredited Investor" is defined as follows:

1. Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, If the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business mat, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section (b)(2)(ii) of Rule 506.

8.   Any  entity  in  which  all  of the equity owners are accredited investors.